UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 23, 2003

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Item 12.	Results of Operations and Financial Condition (provided under “Item 9. Regulation FD Disclosure”).

The information required by Item 12 is being provided under Item 9 pursuant to SEC interim filing guidance provided in SEC press release No. 2003-41.

The information in this Form 8-K is furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216. The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On April 23, 2003 YUM! Brands, Inc. issued a press release announcing financial results for the quarter ended March 22, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

99.1	Press release dated April 23, 2003 announcing financial results of the quarter ended March 22, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: April 23, 2003	/s/ Brent A. Woodford
Vice President and Controller
(Principal Accounting Officer)

YUM! BRANDS, INC. REPORTS FIRST-QUARTER EARNINGS PER SHARE OF $0.39

-	FULL YEAR 2003 EPS GUIDANCE OF AT LEAST $2.00 CONFIRMED
-	FIRST-QUARTER WORLDWIDE REVENUES INCREASED 12%
-	REPORTS PERIOD 4 INTERNATIONAL SYSTEM SALES INCREASED 12% IN TERMS OF U.S. DOLLARS OR 5% PRIOR TO CONVERSION TO U.S. DOLLARS; U.S. SAME-STORE SALES AT COMPANY RESTAURANTS INCREASED 1%

Louisville, Ky. (April 23, 2003) — Yum! Brands, Inc. (NYSE: YUM), today reported results for the first quarter ending March 22, 2003.

Key points are the following:

-	International revenues grew 10%, and international operating profit increased 15%, both in local currency terms. As reported in U.S. dollars, international revenues increased 15%, and international operating profit increased 21%.
-	The total number of traditional international restaurants in operation was 11,658, 8% higher than at the end of the first quarter 2002. The acquisition of Long John Silver’s and A&W Restaurant brands added 2 percentage points to international unit growth.
-	Over 2,000 multibrand restaurants are now operated worldwide, up 30% from one year ago.
-	Franchise fees increased 9%, totaling $205 million in the first quarter.

The company acquired, for $5 million, the Pasta Bravo brand, a full line of quality affordable pastas to enable Pizza Hut multibranding.

Financial Highlights
(million, except unit counts and per-diluted-share amounts)

	First Quarter
	2003	2002	Incr/(Decr)
System Units(a)	30,468	27,744	+10%
System Sales	$ 5,684	$ 5,243	+8%
Revenues	$ 1,802	$ 1,614	+12%
Earnings before Special Items(b)	$ 118	$ 117	+1%

EPS before Special Items(b)	$ 0.39	$ 0.38	$ 0.01

Special Items EPS(b)	$ 0.00	$ 0.02	$(0.02)

Reported EPS	$ 0.39	$ 0.40	$(0.01)

(a)	Excluding license locations.
(b)	Special items include AmeriServe and other charges (credits), which were previously referred to as unusual items, and cumulative effect of accounting change, net of tax. See attachments to this press release for reconciliations of non-GAAP measurements to GAAP results.

Note: The company acquired the Long John Silver’s and A&W Restaurant brands in May 2002. For the first quarter 2003, this acquisition impacted the growth in system units +8 percentage points; system sales, +4 percentage points; and revenues, +8 percentage points.

David C. Novak, Chairman and CEO, said, “The strength of our worldwide restaurant brands portfolio, which includes a large and growing international business, allowed us to achieve our targeted first-quarter earnings results. We are pleased we were able to meet our commitment within what is obviously a challenging operating environment.

“Our international business grew system sales 8% and profits 15% on a local currency basis. This helped us to offset performance from our U.S. portfolio, which experienced a 2% decline in system same-store sales and profits.

“Importantly, we remain focused on executing our three unique strategies that make us anything but an ordinary restaurant company.

  Drive international growth - We and our international franchise partners opened 211 new traditional international restaurants in the first quarter. We expect to open more than 1,000 new traditional international restaurants systemwide again this year.
  Multibrand great brands - In the first quarter, the U.S. system added 72 multibrand restaurants, including our first Taco Bell with A&W, a new multibrand combination. We recently opened our second Pizza Hut with Pasta Bravo multibrand restaurant. With our recent acquisition of Pasta Bravo, we now have opportunities to multibrand all our U.S. brands, including Pizza Hut.
  Improve restaurant operations and strengthen our core-brand portfolio - We continued to make progress on operations with a key measure, team-member turnover, now at an all-time low of 100% for the first quarter of 2003.”

Following is an update on Yum! Brands’ international and U.S. businesses as well as key business growth drivers, which include global expansion, multibranding expansion, portfolio of leading brands, franchise fees and cash generation with high returns:

INTERNATIONAL BUSINESS

	First Quarter
			Incr/(Decr)
(million, except unit counts and percentages)	2003	2002	Reported	Excl F/x(a)
System Units(b)	11,658	10,759	+8%	NM
System Sales	$ 2,078	$ 1,816	+14%	+8%
Restaurant Margin %	15.7	15.4	+0.3 ppts	+0.5 ppts
Operating Profit	$ 95	$ 79	+21%	+15%

(a)	Prior to foreign currency conversion to U.S. dollars.
(b)	Excluding license locations. The Long John Silver’s/A&W acquisition in May 2002 added +2 percentage points of growth.

In the first quarter for Yum! Brands’ international business, continued expansion of our key international brands - KFC and Pizza Hut - was the primary driver of system sales and operating profit growth. Company restaurant margins also improved slightly in the first quarter. Lower food and paper costs related to supply chain initiatives positively impacted margin. The favorable impact of foreign currency conversion added $5 million to operating profit for the first quarter.

UNITED STATES BUSINESS

	First Quarter
(million, except unit counts and percentages)	2003	2002	Incr/(Decr)

System Units(a)	18,810	16,985	+11%
Multibrand Units(a)	1,869	1,433	+30%
System Sales	$ 3,606	$ 3,427	+5%
Systemwide Same-Store Sales Growth %	(2)	6	NM
Company Same-Store Sales Growth %	(3)	5	NM
Restaurant Margin %	13.4	15.7	(2.3) ppts
Operating Profit	$ 163	$ 166	(2)%
(a)	Excluding license locations.

The acquisition of Long John Silver’s and A&W contributed significantly to growth in U.S. system units and system sales for the first quarter. The acquisition of these two brands occurred during the second quarter of 2002. Excluding this impact, system units were down slightly versus last year, and system sales declined 2% for the first quarter.

In the first quarter, U.S. systemwide blended same-store sales decreased approximately 2%. Estimated U.S. blended same-store sales for franchise restaurants declined approximately 2%, slightly better than company results, which declined 3%.

In the first quarter, U.S. restaurant margin was negatively impacted by sales deleverage, unprofitable discounting, wage inflation and inclusion of the acquisition of Long John Silver’s and A&W. The acquisition of Long John Silver’s and A&W negatively impacted margin by 0.3 percentage points.

WORLDWIDE NEW-RESTAURANT DEVELOPMENT

New-Restaurant Openings(a)	First Quarter
Worldwide	298
International	211
United States	87

(a)	Excluding licensed locations.

Worldwide new-restaurant openings for the first quarter 2003 were driven by growth in new international restaurants from our global brands: KFC and Pizza Hut. Key growth drivers were the four high-growth, high-investment international markets - China, Korea, the U.K., and Mexico with 90 new openings. Franchise and joint-venture partners opened 62% of systemwide new international restaurants. Versus the end of the first quarter 2002, net traditional restaurant count increased 44% in China, 17% in Korea, 9% in the U.K., and 8% in Mexico.

One point not reflected, which primarily affects U.S. net restaurant-growth statistics, is the impact of multibranding on our U.S. restaurant system. Multibrand conversions, while increasing the sales and points of distribution of the second brand added to a restaurant, result in no additional unit counts. Though no additional unit counts are realized, these conversions, on average, drive significant increases in same-store sales and result in upgraded, new-image restaurants for the U.S. business. Similarly, a newly opened multibrand restaurant, while increasing sales and points of distribution of two brands, results in just one additional unit count.

This discussion excludes changes in licensed-unit locations, which are expected to have no material impact on the company’s overall profit performance in 2003. License locations are typically nontraditional sites, such as airports, that normally have substantially lower average unit volumes than traditional restaurant locations.

MULTIBRANDING EXPANSION

	First Quarter
	2003	2002	Incr/(Decr)
U.S. Systemwide Multibrand Restaurants in Operation	1,869	1,433	+30%
% U.S. System Units(a)	10%	8%	+2 ppts
Worldwide Multibrand Restaurants in Operation	2,037	1,566	+30%
% Worldwide System Units(a)	7%	6%	+1 ppts

(a)	Excluding licensed locations.

In the first quarter, 72 gross multibrand restaurants were added in the U.S., and two internationally. In the U.S., company and franchise additions were 40 and 32 respectively. For information purposes, approximately 50% of the U.S. multibrand additions are expected to be conversions of existing single-brand restaurants, and 50% are expected to be new-restaurant openings for full year 2003.

FRANCHISE PARTNER GROWTH AND FEES

First Quarter

Franchise Restaurant Net Growth Vs. Q1 2002(a)	+8%
Franchise Fees ($ million)(b)	$205
Growth Vs. 2002	+9%

(a)	Includes joint ventures; excludes licensed restaurants.
(b)	Includes joint ventures, licensed restaurants, and the Long John Silver’s and A&W brand acquisitions.

For the first quarter, the acquisition of Long John Silver’s and A&W contributed 6 percentage points of franchise restaurant net growth and 3 percentage points of growth in franchise fees. Base-business growth in franchise fees was driven by net new-restaurant development. The favorable impact from foreign currency conversion added 2 percentage points of franchise-fee growth in the first quarter.

CASH-FLOW GENERATION

($ million)	First Quarter

Total Cash Generated(a)	$152
Net Cash Provided by Operating Activities	$129
Capital Spending and Franchise Acquisitions	$112
Debt Net Proceeds/(Payments)	$ 72
Repurchase Shares of Common Stock(b)	$ 48
Proceeds from Refranchising Restaurants	$ 2

(a)	See attachments to this press release for reconciliations of non-GAAP measurements to GAAP results.
(b)	Number of shares repurchased: 1,997,700.

Total cash generated of $152 million for the first quarter included $11 million of sales of property, plant and equipment, $10 million of proceeds from employee stock-option exercises and $2 million of refranchising proceeds.

SECOND-QUARTER 2003 OUTLOOK

The company is comfortable with the current consensus estimate of $0.46 in reported EPS. This is an increase of $0.03 compared to last year’s performance, prior to a gain of $0.02 from special items in 2002.

Projected factors contributing to the company’s EPS expectations are . . .

-	International system-sales growth of 5% to 6% prior to foreign currency conversion, or 11% to 12% after conversion to U.S. dollars. Year-over-year net growth in international traditional restaurants of +5% to +6% will be the primary driver.

-	Based on current foreign currency rates, the company expects a benefit of $4 to $5 million from foreign currency conversion on operating profit for the second quarter. The Australian dollar, British pound sterling, Canadian dollar, Chinese renminbi, Japanese yen, Korean won, and Mexican peso are important currencies in the company’s international business.

-	U.S. blended same-store sales for company restaurants, up approximately 2%.

-	Worldwide company restaurant margin is expected to be down approximately 0.7 percentage points from second quarter last year, including the impact of the Long John Silver’s and A&W acquisition. Long John Silver’s and A&W will negatively impact margin approximately 0.2 percentage points.

-	General and administrative expenses flat in U.S. dollar terms versus last year, down 5% versus last year excluding the Long John Silver’s and A&W acquisition.

-	Interest expense up $8 to $9 million versus last year, or down slightly versus last year, excluding the Long John Silver’s and A&W acquisition impact.

-	A slight loss from refranchising activity versus a slight gain last year.

-	Assumes no net special items.

-	An operating profit tax rate targeted at 31% to 32%, slightly better than last year.

ANNUAL OUTLOOK

The company expects earnings per share to grow at least 10% each year with the continued execution of its three key strategies: (1) drive international growth; (2) multibrand great brands; and (3) differentiate our core-brand portfolio. For 2003, Yum! Brands expects to earn at least $2.00 on a reported EPS basis. This is at least 10% growth versus last year’s $1.82, prior to special items. Net special items are currently not expected to be material for the full year 2003.

For 2003, the company expects worldwide revenue growth of 7% to 8% (including 2 percentage points from the favorable impact of the Long John Silver’s and A&W acquisition).

In several markets around the world, including Hong Kong, Singapore, Taiwan, Thailand and certain sections of China, an illness, SARS (Severe Acute Respiratory Syndrome), has impacted overall retail sales trends and the company’s sales trends. Based on information currently available, the company believes that the likely effect of SARS outbreaks in these markets is reflected in the company’s current annual outlook noted above. The company currently does not expect that the SARS outbreak will affect the entire country of China. Hypothetically, if SARS were to impact the entire country of China for approximately two to three months with sales declines in the range of 20%, full-year EPS results for the company would be impacted by approximately three to four cents. Based on current trends in the total Yum! portfolio, contingencies currently available would allow the company to offset this hypothetical shortfall and maintain the $2.00 per share earnings estimate for 2003. As always, the company will continue to update shareholders each four-week period on current sales trends worldwide.

COMPANY ADOPTS STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 143

Effective December 29, 2002, the company adopted SFAS 143, “Accounting for Asset Retirement Obligations” and recorded a cumulative effect adjustment of $2 million, or $1 million after tax, in the first quarter. This cumulative effect adjustment did not materially affect our reported EPS.

PERIOD 4 SALES

Period 4 estimated international system sales increased 5% prior to foreign currency conversion or 12% after conversion to U.S. dollars. Estimated U.S. blended same-store sales at company restaurants increased 1% during the four-week period ended April 19, 2003 (Period 4).

INTERNATIONAL SYSTEM SALES GROWTH (ESTIMATED)

	Reported (U.S.$)	Local Currency Basis	Prior-Year Local Currency Basis
Period 4	+12%	+5%	+17%

The timing of the Chinese New Year in 2003 negatively impacted international Period 4 sales results by approximately 1 percentage point versus 2002.

U.S. Company Same-Store Sales Growth (Estimated)

	Period 4 2003		Period 4 2002
	Current Year	Excluding Impact of Holiday Shift	Prior Year

U.S. BLENDED	+1%	+1%	+2%
Taco Bell	+1%	Even	+9%
Pizza Hut	(3)	(4)	(3)
KFC	+6%	+6%	+1%

The timing of the Easter holiday in 2003 benefited Taco Bell and Pizza Hut Period 4 results by approximately 1 percentage point versus 2002.

NOTES

Sales results for Period 5 (the four-week period ending May 17, 2003), are scheduled to be released May 22, 2003.

U.S. same-store sales include only company restaurants that have been open one year or more. U.S. blended same-store sales include KFC, Pizza Hut, and Taco Bell company-owned restaurants only. U.S. same-store sales for Long John Silver’s and A&W are not included. U.S. franchise and system same-store sales results are reported quarterly within the company’s earnings release.

International system sales include the total of sales from over 11,000 company, franchise, license, and joint-venture restaurants in over 100 countries and territories outside the United States. The international business period close is one period, or one month, prior to the company’s period-end date to facilitate consolidated reporting.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Factors that can cause actual results to differ materially include changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences, spending patterns and demographic trends; the effectiveness of our operating initiatives and advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our refranchising strategy; the ongoing business viability of our franchise and license operators; our ability to secure alternative distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; the impact that Severe Acute Respiratory Syndrome (SARS) may have on our business and the economy of the countries in which we operate; our actuarially determined casualty loss estimates; changes in legislation and governmental regulation; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system units with nearly 33,000 restaurants in more than 100 countries and territories. Four of the company’s restaurant brands - KFC, Pizza Hut, Taco Bell and Long John Silver’s - are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Since 1919, A&W All-American Food has been serving a signature frosty mug root beer float and all-American pure-beef hamburgers and hot dogs, making it the longest running quick-service franchise chain in America. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 2,000 multibrand restaurants, generating nearly $2 billion in annual system sales. Outside the United States in 2002, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. In 2002, the company changed its name to Yum! Brands, Inc., from Tricon Global Restaurants, Inc., to reflect its expanding portfolio of brands and its ticker symbol on the New York Stock Exchange.

Yum! Brands, Inc. will hold a conference call to review the company’s financial performance and strategies at 9:15 a.m. EDT Thursday, April 24, 2003.

For U.S. callers, the number is 877/815-2029. For international callers, the number is 706/645-9271.

The call will be available for playback beginning Thursday, April 24, at 12:15 p.m. EDT through Friday, May 9, at midnight EDT. To access the playback, dial 800/642-1687 in the U.S.A. and 706/645-9291 internationally. The playback pass code is 9727691.

The call and the playback can be accessed via the Internet by visiting Yum! Brands’ Web site: www.yum.com and selecting "1st Quarter Earnings Web Cast.” (Windows Media Player is required, which can be downloaded at no charge from the following link: http://www.microsoft.com/windows/windowsmedia/players.asp. The process could take several minutes.)

Analysts are invited to contact

Tim Jerzyk, Vice President Investor Relations, at 502/874-2543

Individual shareholders are invited to contact

Lynn Schweinfurth, Director Investor Relations, at 502/874-8918

Members of the media are invited to contact

Amy Sherwood, Vice President Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Statements of Income
(amounts in millions, except per share amounts)
(unaudited)

	Quarter Ended		% Change
	3/22/03	3/23/02	B/(W)
Revenues
Company sales	$ 1,597	$ 1,426	12
Franchise and license fees	205	188	9

Revenues	1,802	1,614	12

Costs and expenses, net
Company restaurants
Food and paper	492	439	(12)
Payroll and employee benefits	450	395	(14)
Occupancy and other operating expenses	430	369	(16)

	1,372	1,203	(14)
General and administrative expenses	203	182	(12)
Franchise and license expenses	7	10	45
Other (income) expense	(4)	7	NM
Refranchising net loss (gain)	7	(3)	NM
AmeriServe and other charges (credits)	-	(11)	NM

Total costs and expenses, net	1,585	1,388	(14)

Operating profit	217	226	(4)
Interest expense, net	42	34	(25)

Income before income taxes and cumulative effect of accounting change	175	192	(9)
Income tax provision	57	68	16

Income before cumulative effect of accounting change	118	124	(5)
Cumulative effect of accounting change, net of tax	(1)	-	NM

Net income	$ 117	$ 124	(6)

Basic EPS Data
EPS	$ 0.40	$ 0.42	(6)

Average shares outstanding	293	294	-

Diluted EPS Data
EPS	$ 0.39	$ 0.40	(4)

Average shares outstanding	303	310	2

See accompanying notes.

AmeriServe and other charges (credits) and Cumulative effect of accounting change, net of tax have been summed and referred to as “Special Items” throughout this press release. See accompanying reconciliations of non-GAAP measurements to GAAP results.

YUM! Brands, Inc.
WORLDWIDE Operating Results
(amounts in millions)
(unaudited)

	Quarter Ended		% Change
	3/22/03	3/23/02	B/(W)
System sales	$ 5,684	$ 5,243	8

Company sales	$ 1,597	$ 1,426	12
Franchise and license fees	205	188	9

Revenues	1,802	1,614	12

Company restaurants
Food and paper	492	439	(12)
Payroll and employee benefits	450	395	(14)
Occupancy and other operating expenses	430	369	(16)

	1,372	1,203	(14)
General and administrative expenses	203	182	(12)
Franchise and license expenses	7	10	45
Other (income) expense	(4)	7	NM
Refranchising net loss (gain)	7	(3)	NM

	1,585	1,399	(13)

Operating profit before special items	217	215	1
Interest expense, net	42	34	(25)
Income tax provisions	57	64	10

Earnings before special items	$ 118	$ 117	1

Tax rate before special items and cumulative effect of accounting change	32.6%	35.3%	2.7	ppts.

Company sales	100.0%	100.0%
Food and paper	30.8	30.8	-
Payroll and employee benefits	28.2	27.7	(0.5)	ppts.
Occupancy and other operating expenses	26.9	25.9	(1.0)	ppts.

Restaurant margin	14.1%	15.6%	(1.5)	ppts.

Reconciliation of Segment Operating Profit to Reported Operating Profit

U.S. operating profit	$ 163	$ 166	(2)
International operating profit	95	79	21
Unallocated and corporate expenses	(35)	(33)	(6)
Unallocated other income (expense)	1	-	NM
Refranchising net gain (loss)	(7)	3	NM

Operating profit before special items	217	215	1
AmeriServe and other (charges) credits	-	11	NM

Reported operating profit	$ 217	$ 226	(4)

See accompanying notes and reconciliations of non-GAAP measurements to GAAP results.

YUM! Brands, Inc.
UNITED STATES Operating Results
(amounts in millions)
(unaudited)

	Quarter Ended		% Change
	3/22/03	3/23/02	B/(W)
System sales	$ 3,606	$ 3,427	5

Company sales	$ 1,126	$ 1,010	12
Franchise and license fees	126	124	2

Revenues	1,252	1,134	10

Company restaurants
Food and paper	323	286	(13)
Payroll and employee benefits	359	314	(14)
Occupancy and other operating expenses	293	251	(17)

	975	851	(15)
General and administrative expenses	109	99	(10)
Franchise and license expenses	4	9	58
Other (income) expense	1	9	NM

	1,089	968	(13)

Operating profit	$ 163	$ 166	(2)

Company sales	100.0%	100.0%
Food and paper	28.7	28.4	(0.3)	ppts.
Payroll and employee benefits	31.9	31.1	(0.8)	ppts.
Occupancy and other operating expenses	26.0	24.8	(1.2)	ppts.

Restaurant margin	13.4%	15.7%	(2.3)	ppts.

See accompanying notes.

YUM! Brands, Inc.
INTERNATIONAL Operating Results
(amounts in millions)
(unaudited)

	Quarter Ended		% Change
	3/22/03	3/23/02	B/(W)
System sales	$ 2,078	$ 1,816	14

Company sales	$ 471	$ 416	13
Franchise and license fees	79	64	24

Revenues	550	480	15

Company restaurants
Food and paper	169	153	(10)
Payroll and employee benefits	91	81	(13)
Occupancy and other operating expenses	137	118	(15)

	397	352	(13)
General and administrative expenses	59	50	(17)
Franchise and license expenses	3	1	(98)
Other (income) expense	(4)	(2)	NM

	455	401	(13)

Operating profit	$ 95	$ 79	21

Company sales	100.0%	100.0%
Food and paper	35.8	36.7	0.9	ppts.
Payroll and employee benefits	19.4	19.4	-
Occupancy and other operating expenses	29.1	28.5	(0.6)	ppts.

Restaurant margin	15.7%	15.4%	0.3	ppts.

See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	3/22/03	12/28/02
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$ 175	$ 130
Short-term investments, at cost	39	27
Accounts and notes receivable, less allowance: $33 in 2003 and $42 in 2002	175	168
Inventories	70	63
Assets classified as held for sale	100	111
Prepaid expenses and other current assets	128	110
Deferred income taxes	121	121

Total Current Assets	808	730

Property, plant and equipment, net	3,065	3,037
Goodwill, net	485	485
Intangible assets, net	364	364
Investments in unconsolidated affiliates	233	229
Other assets	583	555

Total Assets	$ 5,538	$ 5,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and other current liabilities	$ 1,110	$ 1,166
Income taxes payable	211	208
Short-term borrowings	123	146

Total Current Liabilities	1,444	1,520
Long-term debt	2,391	2,299
Other liabilities and deferred credits	1,013	987

Total Liabilities	4,848	4,806

Shareholders’ Equity
Preferred stock, no par value, 250 shares authorized; no shares issued	-	-
Common stock, no par value, 750 shares authorized; 293 shares and 294 shares
issued in 2003 and 2002, respectively	1,019	1,046
Accumulated deficit	(86)	(203)
Accumulated other comprehensive income (loss)	(243)	(249)

Total Shareholders’ Equity	690	594

Total Liabilities and Shareholders’ Equity	$ 5,538	$ 5,400

See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements Of Cash Flows
(amounts in millions)
(unaudited)

	Quarter Ended
	3/22/03	3/23/02
Cash Flows - Operating Activities
Net income	$ 117	$ 124
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of accounting change, net of taxes	1	-
Depreciation and amortization	87	78
Refranchising net loss (gain)	7	(3)
Other liabilities and deferred credits	7	4
Deferred income taxes	(13)	(2)
Other non-cash charges and credits, net	19	16
Changes in operating working capital, excluding effects of acquisitions and dispositions:
Accounts and notes receivable	12	5
Inventories	(7)	(4)
Prepaid expenses and other current assets	(25)	9
Accounts payable and other current liabilities	(80)	(72)
Income taxes payable	4	32

Net change in operating working capital	(96)	(30)

Net Cash Provided by Operating Activities	129	187

Cash Flows - Investing Activities
Capital spending	(112)	(113)
Proceeds from refranchising of restaurants	2	19
Acquisition of restaurants	-	(1)
Short-term investments	(11)	(7)
Sales of property, plant and equipment	11	11
Other, net	(9)	2

Net Cash Used In Investing Activities	(119)	(89)

Cash Flows - Financing Activities
Revolving Credit Facility activity
Three months or less, net	97	(94)
Repayments of long-term debt	(2)	(22)
Short-term borrowings-three months or less, net	(23)	7
Repurchase shares of common stock	(48)	(8)
Employee stock option proceeds	10	46
Other, net	-	(2)

Net Cash (Used In) Provided by Financing Activities	34	(73)

Effect of Exchange Rates on Cash and Cash Equivalents	1	1

Net Increase in Cash and Cash Equivalents	45	26
Cash and Cash Equivalents - Beginning of Period	130	110

Cash and Cash Equivalents - End of Period	$ 175	$ 136

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) throughout this document, the Company has provided non-GAAP measurements which present operating results on a basis before special items. Special items include the GAAP income statement captions of AmeriServe and other charges (credits) and, in 2003, the Cumulative effect of accounting change, net of tax. Net amounts recorded as AmeriServe and other charges (credits) for the twelve weeks ended March 22, 2003 were not material. The amount reflected as Cumulative effect of accounting change is described in (d) in the accompanying notes. Amounts recorded as AmeriServe and other charges (credits) for the twelve weeks ended March 23, 2002, which were previously referred to as unusual items, primarily resulted from recoveries related to the AmeriServe bankruptcy reorganization process.

The Company uses earnings before special items as a key performance measure of results of operations for purposes of evaluating performance internally. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of earnings before special items provides additional information to facilitate the comparison of past and present operations, excluding items that the Company does not believe are indicative of our ongoing operations

	Quarter Ended
	3/22/03	3/23/02
Detail of Special Items

AmeriServe and other (charges) credits	$ -	$ 11
Cumulative effect of accounting change	(2)	-

Total special items	(2)	11
Tax on special items	1	(4)

Special items, net of tax	$ (1)	$ 7

Average shares outstanding	303	310

Special items EPS	$ -	$.02

Reconciliation of Earnings Before Special Items to Net Income

Earnings before special items	$ 118	$117
Special items, net of tax	(1)	7

Net income	$ 117	$124

Reconciliation of EPS Before Special Items to Reported EPS

EPS before special items	$ 0.39	$0.38
Special items EPS	-	0.02

Reported EPS	$ 0.39	$0.40

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions)
(unaudited)

The Company has also provided a non-GAAP measurement - total cash generated - which is intended to measure cash flow inclusive of certain items not contained in the GAAP measurement of net cash provided by operating activities. This non-GAAP measurement is not intended to replace presentations of cash flows in accordance with GAAP. Rather, we use total cash generated to measure Company cash flow internally, and the presentation of total cash generated provides additional information as to cash available to the Company to fund such items as capital spending, repurchases of shares of common stock and debt repayments.

Reconciliation of Net Cash Provided by Operating Activities to Total Cash Generated
Quarter Ended
3/22/03
Net cash provided by operating activities	$ 129
Proceeds from refranchising of restaurants	2
Sales of property, plant and equipment	11
Employee stock option proceeds	10

Total cash generated	$ 152

Notes to The Condensed Consolidated Statements of Income,
Operating Results, Cash Flow and Condensed Consolidated Balance Sheets
(amounts in millions, except per share amounts)

(a)	Percentages may not recompute due to rounding.

(b)	Other (income) expense included the following:

	Quarter Ended
	3/22/03	3/23/02
Store closure costs	$ -	$ 8
Store impairment charges	2	4
Equity income from investments in unconsolidated affiliates	(5)	(5)
Foreign exchange net loss (gain)	(1)	-

Other (income) expense	$ (4)	$ 7

(c)	Refranchising net loss (gain) in 2003 includes a write-down of approximately $10 million ($6 million after tax) associated with our Puerto Rico business which is held for sale.

(d)	Effective December 29, 2002, the Company adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143"). SFAS 143 addresses the financial accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. As a result of obligations under certain leases that are within the scope of SFAS 143 the Company has recorded a cumulative effect adjustment of $2 million ($1 million after tax). The adoption of SFAS 143 did not materially affect the results of our operations for the twelve weeks ended March 22, 2003, nor did we anticipate that it will materially affect the results of operations in future periods.

(e)	Per share and share amounts have been adjusted to reflect the two-for-one stock split distributed on June 17, 2002.

YUM! Brands, Inc.
Restaurant Units Activity Summary
For the 12 Weeks Ended March 22, 2003
(unaudited)

	Company	Unconsolidated Affiliates(a)	Franchisees	Total Excluding Licensees	Licensees	Total Units
Total U.S.
Beginning of Year	5,193	4	13,663	18,860	2,266	21,126
New Builds	29	-	58	87	52	139
Acquisitions	-	-	(3)	(3)	3	-
Refranchising & Licensing	(1)	-	1	-	-	-
Closures & Divestitures	(42)	-	(92)	(134)	(59)	(193)
Other	-	-	-	-	-	-

End of Quarter	5,179	4	13,627	18,810	2,262	21,072

% of Total	24%	-	65%	89%	11%	100%

Total International
Beginning of Year	2,333	2,144	7,061	11,538	260	11,798
New Builds	80	26	105	211	1	212
Acquisitions	2	-	(2)	-	-	-
Refranchising & Licensing	(4)	-	4	-	-	-
Closures & Divestitures	(17)	(12)	(59)	(88)	(7)	(95)
Other	-	(1)	(2)	(3)	-	(3)

End of Quarter	2,394	2,157	7,107	11,658	254	11,912

% of Total	20%	18%	60%	98%	2%	100%

Total System
Beginning of Year	7,526	2,148	20,724	30,398	2,526	32,924
New Builds	109	26	163	298	53	351
Acquisitions	2	-	(5)	(3)	3	-
Refranchising & Licensing	(5)	-	5	-	-	-
Closures & Divestitures	(59)	(12)	(151)	(222)	(66)	(288)
Other	-	(1)	(2)	(3)	-	(3)

End of Quarter	7,573	2,161	20,734	30,468	2,516	32,984

% of Total	22%	7%	63%	92%	8%	100%

(a)	Total U.S. and Total System include 4 Yan Can units.

YUM! Brands, Inc.
Restaurant Units Activity Summary
For the 12 Weeks Ended March 22, 2003
(unaudited)

	United States

	Company	Franchisees	Total Excluding Licensees	Licensees	Total Units
Pizza Hut U.S.
Beginning of Year	1,760	4,743	6,503	1,096	7,599
New Builds	10	28	38	35	73
Acquisitions	-	-	-	-	-
Refranchising & Licensing	-	-	-	-	-
Closures & Divestitures	(11)	(46)	(57)	(35)	(92)
Other	-	-	-	-	-

End of Quarter	1,759	4,725	6,484	1,096	7,580

% of Total	24%	62%	86%	14%	100%

Taco Bell U.S.
Beginning of Year	1,284	3,759	5,043	1,122	6,165
New Builds	1	5	6	9	15
Acquisitions	-	(3)	(3)	3	-
Refranchising & Licensing	-	-	-	-	-
Closures & Divestitures	(2)	(15)	(17)	(24)	(41)
Other	-	-	-	-	-

End of Quarter	1,283	3,746	5,029	1,110	6,139

% of Total	21%	61%	82%	18%	100%

KFC U.S.
Beginning of Year	1,284	4,140	5,424	48	5,472
New Builds	18	18	36	8	44
Acquisitions	-	-	-	-	-
Refranchising & Licensing	(1)	1	-	-	-
Closures & Divestitures	(15)	(15)	(30)	-	(30)
Other	-	-	-	-	-

End of Quarter	1,286	4,144	5,430	56	5,486

% of Total	23%	76%	99%	1%	100%

Long John Silver’s U.S.
Beginning of Year	741	480	1,221	-	1,221
New Builds	-	5	5	-	5
Acquisitions	-	-	-	-	-
Refranchising & Licensing	-	-	-	-	-
Closures & Divestitures	-	(4)	(4)	-	(4)
Other	4	-	4	-	4

End of Quarter	745	481	1,226	-	1,226

% of Total	61%	39%	100%	-	100%

A&W U.S.
Beginning of Year	124	541	665	-	665
New Builds	-	2	2	-	2
Acquisitions	-	-	-	-	-
Refranchising & Licensing	-	-	-	-	-
Closures & Divestitures	(14)	(12)	(26)	-	(26)
Other	(4)	-	(4)	-	(4)

End of Quarter	106	531	637	-	637

% of Total	17%	83%	100%	-	100%

YUM! Brands, Inc.
Restaurant Units Activity Summary
For the 12 Weeks Ended March 22, 2003
(unaudited)

	International

	Company	Unconsolidated Affiliates	Franchisees	Total Excluding Licensees	Licensees	Total Units
Pizza Hut International
Beginning of Year	779	941	2,557	4,277	154	4,431
New Builds	18	5	33	56	-	56
Acquisitions	2	-	(2)	-	-	-
Refranchising & Licensing	(2)	-	2	-	-	-
Closures & Divestitures	(12)	(4)	(28)	(44)	(3)	(47)
Other	-	-	-	-	-	-

End of Quarter	785	942	2,562	4,289	151	4,440

% of Total	18%	21%	58%	97%	3%	100%

Taco Bell International
Beginning of Year	38	28	138	204	63	267
New Builds	-	-	2	2	-	2
Acquisitions	-	-	-	-	-	-
Refranchising & Licensing	-	-	-	-	-	-
Closures & Divestitures	-	(1)	-	(1)	(2)	(3)
Other	-	-	4	4	-	4

End of Quarter	38	27	144	209	61	270

% of Total	14%	10%	53%	77%	23%	100%

KFC International
Beginning of Year	1,516	1,175	4,156	6,847	43	6,890
New Builds	62	21	61	144	-	144
Acquisitions	-	-	-	-	-	-
Refranchising & Licensing	(2)	-	2	-	-	-
Closures & Divestitures	(5)	(7)	(23)	(35)	(2)	(37)
Other	-	(1)	(6)	(7)	-	(7)

End of Quarter	1,571	1,188	4,190	6,949	41	6,990

% of Total	22%	17%	60%	99%	1%	100%

Long John Silver’s
International
Beginning of Year	-	-	28	28	-	28
New Builds	-	-	1	1	1	2
Acquisitions	-	-	-	-	-	-
Refranchising & Licensing	-	-	-	-	-	-
Closures & Divestitures	-	-	-	-	-	-
Other	-	-	-	-	-	-

End of Quarter	-	-	29	29	1	30

% of Total	-	-	97%	97%	3%	100%

A&W International
Beginning of Year	-	-	182	182	-	182
New Builds	-	-	8	8	-	8
Acquisitions	-	-	-	-	-	-
Refranchising & Licensing	-	-	-	-	-	-
Closures & Divestitures	-	-	(8)	(8)	-	(8)
Other	-	-	-	-	-	-

End of Quarter	-	-	182	182	-	182

% of Total	-	-	100%	100%	-	100%

YUM! Brands, Inc.
Systemwide Multibrand Restaurants
For the 12 Weeks Ended March 22, 2003
(Unaudited)

	United States
		Multibrand Restaurants in Operation at 3/22/03
	Gross Additions 12 Weeks Ended 3/22/03	Company	Franchise	Total
KFC
Taco Bell	11	186	467	653
Pizza Hut	4	115	39	154
A&W	20	85	97	182
Taco Bell/Pizza Hut 3 n 1	1	20	25	45
Long John Silver’s	4	4	12	16
Wing Works	-	24	-	24

	40	434	640	1,074
Taco Bell
Pizza Hut	8	310	279	589
Long John Silver’s	13	15	5	20
A&W	1	1	-	1
Backyard Burgers	-	3	-	3

	22	329	284	613
Pizza Hut
KFC	-	-	1	1
Taco Bell	-	-	5	5
WingWorks	2	3	-	3
Pasta Bravo	-	1	-	1
Backyard Burgers	-	2	-	2

	2	6	6	12
Long John Silver’s
A&W	8	110	60	170

Total	72	879	990	1,869

YUM! Brands, Inc.
Systemwide Multibrand Restaurants
For the 12 Weeks Ended March 22, 2003
(Unaudited)

	International
		Multibrand Restaurants in Operation at 3/22/03
	Gross Additions 12 Weeks Ended 3/22/03	Company	Franchise	Total
KFC
Taco Bell	-	10	45	55
Pizza Hut	2	20	65	85
A&W	-	-	-	-
Taco Bell/Pizza Hut 3 n 1	-	2	3	5
Long John Silver’s	-	-	-	-
Wing Works	-	-	-	-

	2	32	113	145
Taco Bell
Pizza Hut	-	11	10	21
Long John Silver’s	-	-	1	1
Backyard Burgers	-	-	-	-

	-	11	11	22
Pizza Hut
KFC	-	-	-	-
Taco Bell	-	-	-	-
WingWorks	-	-	-	-
Pasta Bravo	-	-	-	-
Backyard Burgers	-	-	-	-

	-	-	-	-
Long John Silver’s
A&W	-	-	1	1

Total	2	43	125	168

YUM! Brands, Inc.
Systemwide Multibrand Restaurants
For the 12 Weeks Ended March 22, 2003
(Unaudited)

	Worldwide
		Multibrand Restaurants in Operation at 3/22/03
	Gross Additions 12 Weeks Ended 3/22/03	Company	Franchise	Total
KFC
Taco Bell	11	196	512	708
Pizza Hut	6	135	104	239
A&W	20	85	97	182
Taco Bell/Pizza Hut 3 n 1	1	22	28	50
Long John Silver’s	4	4	12	16
Wing Works	-	24	-	24

	42	466	753	1,219
Taco Bell
Pizza Hut	8	321	289	610
Long John Silver’s	13	15	6	21
A&W	1	1	-	1
Backyard Burgers	-	3	-	3

	22	340	295	635
Pizza Hut
KFC	-	-	1	1
Taco Bell	-	-	5	5
WingWorks	2	3	-	3
Pasta Bravo	-	1	-	1
Backyard Burgers	-	2	-	2

	2	6	6	12
Long John Silver’s
A&W	8	110	61	171

Total	74	922	1,115	2,037